                                                                    EXHIBIT 21.0
                                                                    ------------
                                 SUBSIDIARIES*
                                 ------------



                                                JURISDICTION OF
 NAME                                           INCORPORATION
 ----                                           -------------

Applied Chemical Solutions, Inc.                Minnesota
FSI International, Ltd.                         Guam
FSI Metron Europe, Limited                      England



_____________________
* FSI International, Inc. also owns interests in Metron Technology B.V. (38%), and m-FSI, Ltd. (49%).


                                     -154-